As filed with the Securities and Exchange Commission on September 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Enveric Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4484725
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA, 02142

(239) 302-1707

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Tucker, Ph.D.

Chief Executive Officer

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA, 02142

(239) 302-1707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bradley J. Wyatt, Esq.

Adin J. Tarr, Esq.

Greenberg Traurig, LLP

2375 E. Camelback Road, Suite 800

Phoenix, Arizona 85016

(602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 26, 2025

PROSPECTUS

Enveric Biosciences Inc.

5,019,746 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 4,849,996 shares of our common stock, par value $0.01 per share (“Common Stock”), representing shares issuable upon the exercise of outstanding Series C Common Stock Purchase Warrants (the “Series C Common Stock Warrants”) to purchase up to 2,449,998 shares of Common Stock with a per share exercise price equal to $0.915 (the “Series C Common Stock Warrant Shares”), Series D Common Stock Purchase Warrants (the “Series D Common Stock Shares”) to purchase up to 2,399,998 shares of Common Stock with a per share exercise price equal to $0.915 (the “Series D Common Stock Warrants”), and Placement Agent Warrants (the “Placement Agent Warrants,” and together with the Series C Common Stock Warrants and Series D Common Stock Warrants, the “Warrants”) to purchase up to 169,750 shares of Common Stock with a per share exercise price equal to $1.1438 (the “Placement Agent Warrant Shares,” and together with the Series C Common Stock Warrant Shares and Series D Common Stock Warrant Shares, the “Shares”). If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. Our registration of Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such Shares. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 14. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ENVB.” On September 25, 2025, the last reported sale price for our Common Stock on Nasdaq was $0.59 per share. Our principal executive offices are located at 245 First Street, Riverview II, 18th Floor, Cambridge, MA, 02142, and our telephone number is (239) 302-1707.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. See “Risk Factors” contained on page 4 in this prospectus, as well as any other risk factor and other information contained in any other document that is incorporated by reference herein. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Enveric” “we,” “us,” “our” and “our company” refer to Enveric Biosciences, Inc., a Delaware corporation. Our registered trademarks currently used in the United States include Enveric, Enveric Biosciences, Next Generation Mental Health, MagicMed, MagicMed Industries, Psybrary, PsyAI, and our logo. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, this prospectus and any documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among others, those statements including the words “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus, the accompanying prospectus and any documents we incorporate by reference, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national, or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

●	our dependence on the success of our prospective product candidates, which are in early stages of development and may not reach a particular stage in development, receive regulatory approval or be successfully commercialized;

●	potential difficulties that may delay, suspend, or scale back our efforts to advance additional early research programs through preclinical development and investigational new drug application filings and into clinical development;

●	the risk that the cost savings, synergies and growth from our combination with MagicMed Industries Inc. and the successful use of the rights and technologies acquired in the combination may not be fully realized or may take longer to realize than expected;

●	the limited study on the effects of psychedelic-inspired compounds, and the chance that future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing, and social acceptance of psychedelic-inspired compounds;

●	the expensive, time-consuming, and uncertain nature of clinical trials, which are susceptible to change, delays, termination, and differing interpretations;

●	the ability to establish that potential products are efficacious or safe in preclinical or clinical trials;

●	the fact that our current and future preclinical and clinical studies may be conducted outside the United States, and the United States Food and Drug Administration may not accept data from such studies to support any new drug applications we may submit after completing the applicable developmental and regulatory prerequisites;

●	our ability to effectively and efficiently build, maintain and legally protect our molecular derivatives library so that it can be an essential building block from which those in the biotech industry can develop new patented products;

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●	our ability to establish or maintain collaborations on the development of therapeutic candidates;

●	our ability to obtain appropriate or necessary governmental approvals to market potential products;

●	our ability to manufacture product candidates on a commercial scale or in collaborations with third parties;

●	our significant and increasing liquidity needs and potential requirements for additional funding;

●	our ability to obtain future funding for developing products and working capital and to obtain such funding on commercially reasonable terms;

●	our ability to continue as a going concern;

●	legislative changes related to and affecting the healthcare system, including, without limitation, changes and proposed changes to the Patient Protection and Affordable Care Act;

●	the intense competition we face, often from companies with greater resources and experience than us;
●	our ability to retain key executives and scientists;

●	the ability to secure and enforce legal rights related to our products, including intellectual property rights and patent protection;

●	political, economic, and military instability in Israel which may impede our development programs;
●	adverse macroeconomic conditions;

●	geopolitical tensions;

●	laws and policies resulting from federal and state governments in the United States and Canada;

●	the impact of tariffs, any retaliatory tariffs, and other trade protective measures (including tariffs that have been or may in the future be imposed by the United States or other countries); as well as

●	our success at managing the risks involved in the foregoing.

Other sections of this prospectus and any documents we incorporate by reference describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” in this prospectus and any documents we incorporate by reference are not exhaustive.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Enveric,” “our company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Enveric Biosciences, Inc. and its subsidiaries.

Overview

We are a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of protected chemical structures, we are advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Our lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT2A and 5-HT1B receptors to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

Our lead program, the EVM301 Series, and its lead drug candidate, EB-003, are intended to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity and without also inducing hallucinations in the patient. EB-003 is a novel derivative of N,N-Dimethyltryptamine. It is currently advancing through preclinical studies with the aim of initiating first-in-human studies to assess safety and tolerability including non-hallucinogenic properties, followed by clinical trials targeting the treatment of depression or other neuropsychiatric disorders.

We intend to assemble a team of clinical experts and principal investigators with experience across multiple mental health and central nervous system indications to be responsible for the management, monitoring, and integrity of the clinical research. We plan to submit filings including Clinical Trial Applications, Investigational New Drug (“IND”) applications and, eventually, new drug applications to seek approval with the U.S. Food and Drug Administration and with responsible regulatory agencies in other jurisdictions, in connection with our product candidates. The selection, timing, duration, and design of any prospective studies are subject to regulatory filings, approval and finalization of commercial plans. Our next step is to advance EB-003 into formal preclinical development studies in support of a future IND filing.

We unveiled an EVM401 Series on February 25, 2025, which is intended to broaden our pipeline with additional non-hallucinogenic molecules and strengthen our ability to target addiction and neuropsychiatric disorders for patients with limited options. While we intend to pursue development of the EVM401 Series, our primary focus is to develop our lead asset EB-003 in the EVM301 Series.

Recent Developments

Warrant Inducement

On September 17, 2025, we entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain institutional investors (the “Holders”) that held certain outstanding (a) Series A Common Stock Purchase Warrants to purchase up to an aggregate of 1,224,999 shares of our Common Stock, and (b) Series B Common Stock Purchase Warrants to purchase up to an aggregate of 1,199,999 shares of our Common Stock, both originally issued to the Holders on February 3, 2025, at an exercise price of $3.00 per share (collectively, the “Existing Warrants”). Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $0.915 per share in consideration for our agreement to issue in a private placement (x) the Series C Common Stock Warrants to purchase up to 2,449,998 shares of Common Stock and (y) the Series D Common Stock Warrants to purchase up to 2,399,998 shares of Common Stock (the “Warrant Inducement”). We received aggregate gross proceeds of approximately $2.2 million from the exercise of the Existing Warrants by the Holders, before deducing placement agent fees and other offering expenses payable by us.

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We engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the Warrant Inducement and have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. The Placement Agent Warrants will be exercisable commencing on the Stockholder Approval Date (as defined below) and expire on the five (5)-year anniversary of the Stockholder Approval Date. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on September 18, 2025 (the “Closing Date”). We expect to use the net proceeds from these transactions for product development, working capital, and general corporate purposes.

In accordance with Nasdaq Listing Rule 5635, we are required to obtain approval from our stockholders with respect to issuance of the underlying Shares upon exercise of the Warrants (“Stockholder Approval”). We plan to obtain Stockholder Approval at a special meeting of our stockholders. The Series C Common Stock Warrants, Series D Common Stock Warrants and Placement Agent Warrants will only become exercisable if and when we obtain Stockholder Approval (such date being hereafter referred to as the “Stockholder Approval Date”). The Series C Common Stock Warrants and Placement Agent Warrants expire on the five (5)-year anniversary of the Stockholder Approval Date. The Series D Common Stock Warrants expire on the 18-month anniversary of the Stockholder Approval Date. Pursuant to the Inducement Letters, we must hold a meeting of our stockholders within 90 days of the Closing Date for the purpose of obtaining Stockholder Approval. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

In connection with the Warrant Inducement, we also agreed to file the registration statement of which this prospectus forms a part providing for the resale of the Shares issued or issuable upon the exercise of the Warrants, as soon as practicable (and in any event within 10 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 45 calendar days following the date of the Inducement Letters (or within 75 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Shares.

Corporate Information

We were incorporated in Delaware in 1994. Our principal corporate office is located at 245 First Street, Riverview II, 18th Floor, Cambridge, Massachusetts, telephone (239) 302-1707. Our internet address is https://www.enveric.com/, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

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SUMMARY OF THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis an aggregate of 5,019,746 shares of Common Stock issuable upon the exercise of the Warrants.

Common Stock to be Offered by the Selling Stockholders	Up to 5,019,746 shares of Common Stock, par value $0.01 per share, consisting of (i) 2,449,998 shares of our Common Stock issuable upon the exercise of the Series C Common Stock Warrants; (ii) 2,399,998 shares of Common Stock issuable upon the exercise of our Series D Common Stock Warrants; and (iii) 169,750 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants.

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares covered hereby by the Selling Stockholders.

Plan of Distribution	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ENVB.”

Risk Factors	Investing in our Common Stock involves significant risks. Before making a decision whether to invest in our Common Stock, please read the information contained in or incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page 15 of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the Shares offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendment, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our Common Stock may decline, and you could lose all or part of your investment.

Risks Related to This Offering and our Common Stock

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the Selling Stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

We expect to require additional capital in the future in order to develop our product candidates, which are in early stages of development. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Our current cash resources will not be sufficient to fund the development of our product candidates through all of the required clinical trials to receive regulatory approval and commercialization. If we cannot secure this additional funding when such funds are required, we may fail to develop our product candidates or be forced to forego certain strategic opportunities.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

The trading price of our Common Stock could be highly volatile, which could result in substantial losses for purchasers of our Common Stock in this offering. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

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Our stock price is volatile. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Common Stock at or above the public offering price and you may lose some or all of your investment. The market price for our Common Stock may be influenced by many factors, including:

●	the success of existing or new competitive products or technologies;

●	regulatory actions with respect to our products or our competitors’ products and product candidates;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	results of clinical trials of product candidates of our competitors;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the extent to which we in-license, acquire or invest in other indications or product candidates;

●	actual or anticipated changes in estimates as to financial results or development timelines;

●	announcement or expectation of additional financing efforts;

●	sales of our Common Stock by us, our insiders or other stockholders;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	changes in estimates or recommendations by securities analysts, if any, that cover us;

●	changes in the structure of healthcare payment systems;

●	market conditions in the pharmaceutical and biotechnology sectors; and

●	general economic, industry and market conditions.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for pharmaceutical and biotechnology companies, which have experienced significant stock price volatility in recent years.

Substantial future sales or other issuances of our Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of any Shares issuable upon exercise of the Warrants, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

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Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

In the event that we fail to regain compliance with the listing requirements of Nasdaq or satisfy any of the listing requirements of Nasdaq, our Common Stock may be delisted, which could affect our market price and liquidity.

Our Common Stock is listed on The Nasdaq Capital Market. For continued listing on Nasdaq, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the stockholders’ equity requirement, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. On August 26, 2025, we received a letter from the Nasdaq staff indicating that, based on our reported stockholders’ equity of $2,184,769 reported on Form 10-Q for the period ended June 30, 2025, we were not in compliance with the stockholders’ equity requirement of at least $2,500,000 pursuant to Listing Rule 5550(b)(1). We intend to regain compliance with Listing Rule 5550(b)(1).

Our common stock closed below $1.00 on September 5, 2025, and has remained below that threshold from that date through the date of this prospectus. In the event our closing bid price for the Company’s common stock listed on Nasdaq remains below $1.00 for 30 consecutive business days, the Company will longer meet the minimum bid price requirement for continued listing on pursuant to Nasdaq Marketplace Rule 5550(a)(2).In the event that we fail to regain compliance with Listing Rule 5550(b)(1) or to satisfy Rule 5550(a)(2) or any of the listing requirements of Nasdaq, our Common Stock may be delisted. If we are unable to list on Nasdaq, we would likely be more difficult to trade in or obtain accurate quotations as to the market price of our Common Stock. If our Common Stock is delisted from trading on Nasdaq, and we are not able to list our Common Stock on another exchange or to have it quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including, without limitation:

●	a limited availability of market quotations for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

6

DESCRIPTION OF PRIVATE PLACEMENT

On September 17, 2025, we entered into the Inducement Letters with the Holders of the Existing Warrants to purchase up to 2,424,998 Shares, originally issued to the Holders on February 3, 2025, at an exercise price of $3.00 per share. Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 2,424,998 Shares at the reduced exercise price of $0.915 per share, in consideration of our agreement to issue, in a private placement the Warrants. Upon exercise of the Existing Warrants, we issued to the Holders the Warrants to purchase an aggregate of 4,849,996 Shares with an exercise price of $0.915 per share.

We engaged the Placement Agent to act as its exclusive placement agent in connection with the Warrant Inducement and have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. We also agreed to issue the Placement Agent Warrants to purchase up to 169,750 Shares (7.0% of the Existing Warrants being exercised), which have the same terms as the Series C Common Stock Warrants except the Placement Agent Warrants have an exercise price equal to $1.1438 per share (125% of the offering price). The Placement Agent Warrants will only be exercisable commencing on the Stockholder Approval Date and expire on the five (5)-year anniversary of the Stockholder Approval Date.

In accordance with Nasdaq Listing Rule 5635, we are required to obtain Stockholder Approval with respect to issuance of the underlying Shares upon exercise of the Warrants. We plan to obtain Stockholder Approval at a special meeting of our stockholders. The Series C Common Stock Warrants, Series D Common Stock Warrants and Placement Agent Warrants will only become exercisable if and when we obtain Stockholder Approval. The Series C Common Stock Warrants and Placement Agent Warrants expire on the five (5)-year anniversary of the Stockholder Approval Date. The Series D Common Stock Warrants expire on the 18-month anniversary of the Stockholder Approval Date. Pursuant to the Inducement Letters, we must hold a meeting of our stockholders within 90 days of the Closing Date for the purpose of obtaining Stockholder Approval. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

In connection with the Warrant Inducement, we also agreed to file the registration statement of which this prospectus forms a part providing for the resale of the Shares issued or issuable upon the exercise of the Warrants, as soon as practicable (and in any event within 10 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 45 calendar days following the date of the Inducement Letters (or within 75 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Shares.

7

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

8

SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time by the Selling Stockholders of up to 5,019,746 shares of our Common Stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in shares of our Common Stock other than through a public sale.

The Selling Stockholders may sell some, all or none of its Shares. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The number of shares of Common Stock beneficially owned by the Selling Stockholders is determined under rules promulgated by the SEC. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

Name of Selling	Shares Beneficially Owned Prior to this		Maximum Number of Shares Being Offered Pursuant to this	Shares Beneficially Owned After this Offering
Stockholder	Offering (1)		Prospectus(2)	Number(3)	Percent(4)
3i, LP(5)	1,033,844	(6)	983,336	50,508	*
Hudson Bay Master Fund Ltd.(7)	1,040,693	(8)	1,033,336	7,357	*
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(9)	959,516	(10)	666,668	292,848	2.6%
Orca Capital AG(11)	666,668	(12)	666,668	-	-
District 2 Capital Fund LP(13)	499,998	(14)	333,332	166,666	1.5%
Bigger Capital Fund, LP(15)	500,004	(16)	333,336	166,668	1.5%
Intracoastal Capital LLC(17)	552,669	(18)	533,336	19,333	*
KBB Asset Management, LLC(19)	249,980	(20)	99,992	149,988	1.3%
Connective Capital I QP, LP(21)	27,568	(22)	13,784	13,784	*
Connective Capital Emerging Energy QP, LP(23)	105,760	(24)	52,880	52,880	*
Warberg WF XII LP(25)	67,096	(26)	66,664	432	*
Lincoln Alternative Strategies LLC(27)	99,996	(28)	66,664	33,332	*
Michael Vasinkevich(29)	186,657	(30)	108,852	77,805	*
Noam Rubinstein(29)	91,248	(31)	53,471	37,777	*
Craig Schwabe(29)	9,823	(32)	5,729	4,094	*
Charles Worthman(29)	2,912	(33)	1,698	1,214	*

*Less than 1.0%

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(1)	Consists of shares of Common Stock and shares of Common Stock issuable pursuant to the full exercise of the Warrants issued in the Warrant Inducement and other warrants previously acquired from us.

(2)	Represents shares of Common Stock underlying the Warrants issued to the Selling Stockholders in the Warrant Inducement. All of the Warrants that are exercisable for the Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”).

(3)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. We do not know when or in what amounts the Selling Stockholder may offer Shares for sale. The Selling Stockholder might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders, including Common Stock issuable upon exercise of the Warrants issued in the Warrant Inducement.

(4)	Based on 11,239,314 shares of Common Stock, consisting of 6,219,568 shares of Common Stock outstanding as of September 25, 2025, and 5,019,746 Shares underlying the Warrants (assuming the full exercise of the Warrants).

(5)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(6)	Consists of (i) 49,841 shares of Common Stock; and (ii) 984,003 shares of Common Stock issuable upon the exercise of outstanding warrants, including 983,336 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(7)	The Common Stock and other securities are held by Hudson Bay Master Fund Ltd. (“Hudson”). Hudson Bay Capital Management LP, the investment manager to Hudson, has voting and investment power over these securities. Sander Gerber (“Mr. Gerber”), is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Mr. Gerber disclaim beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, Floor 3, Stamford, CT 06902. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

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(8)	Consists of 1,040,693 shares of Common Stock issuable upon the exercise of outstanding warrants, including 1,033,336 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(9)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri (“Mr. Khatri”), in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address for Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital – 55 Post Road West, Westport, CT 06880. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(10)	Consists of (i) 292,064 shares of Common Stock; and (ii) 667,452 shares of Common Stock issuable upon the exercise of outstanding warrants, including 666,668 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(11)	The Common Stock and other securities are held by Orca Capital AG. Each of Roman Gordon, Thomas Koenig, and Beate Ruhle-Burkhardt also has voting or investment control over the shares. The address of Orca Capital AG is Sperlring 2, 85276 Pfaffenhofen, Germany. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(12)	Consists 666,668 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(13)	The Common Stock and other securities are held by District 2 Capital Fund LP. Michael Bigger, in his capacity as managing member of the general partner, also has voting or investment control over the shares. The address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, New York 11743. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(14)	Consists of (i) 166,666 shares of Common Stock; and (ii) 333,332 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(15)	The Common Stock and other securities are held by Bigger Capital Fund, LP. Michael Bigger, in his capacity as managing member of the general partner, also has voting or investment control over the shares. The address of Bigger Capital Fund, LP is 11700 West Charleston Blvd, 170-659, Las Vegas, NV 89135. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

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(16)	Consists of (i) 166,668 shares of Common Stock; and (ii) 333,336 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(17)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(18)	Consists of 552,669 shares of Common Stock issuable upon the exercise of outstanding warrants, including 533,336 Shares issuable upon the exercise of Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(19)	The securities are held by KBB Asset Management. Steve Segal, as managing member, may be deemed to have voting or investment power over these securities. The address of KBB Asset Management is 47 Calle Del Sur, Palm Coast, Florida 32137. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(20)	Consists of (i) 149,988 shares of Common Stock; and (ii) 99,992 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(21)	The Common Stock and other securities are held by Connective Capital I QP, LP. Each of Connective Capital Management LLC and Robert Romero also has voting or investment control over the shares. The address of Connective Capital Emerging Energy QP LP is 720 University Avenue, Suite 100, Palo Alto, CA 94301. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(22)	Consists of (i) 6,892 shares of Common Stock; and (ii) 20,676 shares of Common Stock issuable upon the exercise of outstanding warrants, including 13,784 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(23)	The Common Stock and other securities are held by Connective Capital Emerging Energy QP LP. Each of Connective Capital Management LLC and Robert Romero also has voting or investment control over the shares. The address of Connective Capital Emerging Energy QP LP is 720 University Avenue, Suite 100, Palo Alto, CA 94301. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

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(24)	Consists of (i) 26,440 shares of Common Stock; and (ii) 79,320 shares of Common Stock issuable upon the exercise outstanding warrants, including 52,880 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(25)	The Common Stock and other securities are held by Warberg WF XII LP (“Warberg”). Each of Warberg Asset Management LLC, the investment manager of Warberg, and Daniel Warsh, the manager of Warberg, also has voting or investment control over the shares. The address of Warberg WF XII LP is 716 Oak Street, Winnetka, Illinois 60093. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(26)	Consists of (i) 432 shares of Common Stock; and (ii) 66,664 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus form a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(27)	The Common Stock and other securities are held by Lincoln Alternative Strategies LLC (“Lincoln”). Stephen Temes, in his capacity as managing member, may also be deemed to have investment discretion and voting power over the shares held by Lincoln. The address of Lincoln Alternative Strategies LLC is 404 Washington Ave #650, Miami Beach, FL 33139. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(28)	Consists of (i) 33,332 shares of Common Stock; and (ii) 66,664 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(29)	The Selling Stockholder is affiliated with the Placement Agent, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. The Placement Agent acted as our placement agent in the Warrant Inducement. The Selling Stockholder has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(30)	Consists of 186,657 shares of Common Stock issuable upon the exercise of outstanding warrants, including 108,852 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(31)	Consists of 91,248 shares of Common Stock issuable upon the exercise of outstanding warrants, including 53,471 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(32)	Consists of 9,823 shares of Common Stock issuable upon the exercise of outstanding warrants, including 5,729 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(33)	Consists of 2,912 shares of Common Stock issuable upon the exercise of outstanding warrants, including 1,698 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

13

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website enveric.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 14, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 21, 2025, as amended by the Form 8-K/A filed on January 27, 2025, February 3, 2025, March 6, 2025, April 14, 2025, June 3, 2025, August 29, 2025, September 2, 2025, and September 18, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our Common Stock contained in our Form 8-A12B, filed with the Commission on November 9, 2017 (File No. 001-38286), amended and supplemented by the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and any amendment or report filed with the Commission for purposes of updating such description.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Enveric Biosciences, Inc.
245 First Street, Riverview II, 18th Floor

Cambridge, MA, 02142
Telephone (239) 302-1707
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://www.enveric.com/investors/filings/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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5,019,746 shares of Common Stock

PROSPECTUS

[●], 2025

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Amount
Securities and Exchange Commission registration fee	$448.05
Accountants’ fees and expenses	$12,500
Legal fees and expenses	$50,000
Miscellaneous	-
Total expenses	$62,948.05

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

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Our amended and restated certificate of incorporation, as amended, includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Item 16. Exhibits

(b) All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated January 10, 2020, by and between AMERI Holdings, Inc. and Ameri100, Inc. (incorporated by reference to Exhibit 2.1 to our company’s Current Report on Form 8-K, filed with the Commission on January 13, 2020).

2.2	Tender Offer Support Agreement and Termination of Amalgamation Agreement, dated August 12, 2020, by and among AMERI Holdings, Inc., Jay Pharma Merger Sub, Inc., Jay Pharma Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative (incorporated by reference to Exhibit 10.1 to our company’s Current Report on Form 8-K, filed with the Commission on August 12, 2020).

2.3	Amendment No. 1 To Tender Offer Support Agreement and Termination of Amalgamation Agreement, dated December 18, 2020, by and among Ameri, Jay Pharma Merger Sub, Inc., Jay Pharma Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative (incorporated by reference to Exhibit 10.1 to our company’s Current Report on Form 8-K, filed with the Commission on December 18, 2020).

2.4	Amalgamation Agreement, dated May 24, 2021, by and among Enveric Biosciences, Inc., 1306432 B.C. LTD., 1306436 B.C. LTD., and MagicMed Industries, Inc. (incorporated by reference to Exhibit 2.1 to our company’s Current Report on Form 8-K, filed with the Commission on May 24, 2021).

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.14 of our company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025).

4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.15 of our company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025).

4.3	Form of Series B Warrant (incorporated by reference to Exhibit 4.16 of our company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025).

4.4	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.17 of our company’s Registration Statement on Form S-1/A, filed with the Commission on January 30, 2025).

4.5	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of our company’s Current Report on Form 8-K, filed with the Commission on September 18, 2025).

4.6	Form of Series D Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of our company’s Current Report on Form 8-K, filed with the Commission on September 18, 2025).

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of our company’s Current Report on Form 8-K, filed with the Commission on September 18, 2025).

5.1*	Opinion of Greenberg Traurig, LLP.

23.1*	Consent of Marcum LLP, independent registered public accounting firm.

23.2*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained in the signature page to this registration statement).

107	Calculation of Filing Fee.

*	Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the day of September 26, 2025.

Enveric Biosciences, Inc.

By:	/s/ Joseph Tucker
Name:	Joseph Tucker, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Enveric Biosciences Inc., hereby severally constitute and appoint Joseph Tucker, Ph.D. and Kevin Coveney, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Joseph Tucker	Chief Executive Officer and Director (principal executive officer)	September 26, 2025
Joseph Tucker, Ph.D.

/s/ Kevin Coveney	Chief Financial Officer (principal financial and principal accounting officer)	September 26, 2025
Kevin Coveney

/s/ Michael Webb	Director (Chairman)	September 26, 2025
Michael Webb

/s/ Sheila DeWitt	Director	September 26, 2025
Sheila DeWitt, Ph.D.

/s/ George Kegler	Director	September 26, 2025
George Kegler

/s/ Frank Pasqualone	Director	September 26, 2025
Frank Pasqualone

/s/ Marcus Schabacker	Director	September 26, 2025
Marcus Schabacker, M.D., Ph.D.

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